UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 9, 2015

OCULUS INNOVATIVE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1129 N. McDowell Blvd, Petaluma, CA	94954
(Address of principal executive offices)	(Zip Code)

(707) 283-0550

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

As previously reported, on October 9, 2015, we held our adjourned annual meeting of stockholders. Stockholders voted on Proposal 4. Proxies were solicited pursuant to our definitive proxy statement filed on July 28, 2015 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934.

The number of shares of the Company’s common stock entitled to vote at the annual meeting was 15,956,565. The number of shares of common stock present or represented by valid proxy at the annual meeting was 11,576,704. Each share of common stock was entitled to one vote with respect to matters submitted to the Company’s stockholders at the annual meeting. At the annual meeting, our stockholders voted on the matter set forth below.

Proposal 4 – Increase in Number of Authorized Shares of Common Stock

Our stockholders voted on an amendment to our Restated Certificate of Incorporation, as amended, to effect an increase in the number of authorized shares of common stock, $0.0001 par value per share, from 30,000,000 to 60,000,000. The votes on this proposal were as follows:

FOR	AGAINST	ABSTAIN
8,033,226	3,336,683	206,795

Because we received votes on this proposal during the day of our adjourned meeting and the preliminary voting results were close to the 50% mark, we asked Broadridge Financial Solutions, Inc., our proxy tabulation firm, to audit and verify the votes we received. The above voting numbers represent the final audited and verified votes as reported by Broadridge. Pursuant to the final report, more than 50% of the outstanding shares of common stock approved the increase in the number of authorized shares of common stock as required under Delaware law. Thus, Proposal 4 has been approved by our stockholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2015

OCULUS INNOVATIVE SCIENCES, INC.

By: /s/ Robert Miller

Name: Robert Miller

Title: Chief Financial Officer

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